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                      [Letterhead of Arthur Andersen LLP]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                                  SALOMON INC
                        FORM S-3 REGISTRATION STATEMENT
                              DATED MARCH 19, 1996
                $10,000,000,000 Salomon Inc Debt Securities and
    Warrants to Purchase Debt Securities, Preferred Stock and Index Warrants

As independent public accountants, we hereby consent to the incorporation by reference in the above mentioned Registration Statement of our report dated February 26, 1995 incorporated by reference in Salomon Inc's Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in the above mentioned Registration Statement.

                                             /s/ Arthur Andersen LLP

                                             ARTHUR ANDERSEN LLP

New York, New York
March 19, 1996